Exhibit 99.3

DIGENE CORPORATION

AMENDED AND RESTATED 1997 STOCK OPTION PLAN

ARTICLE I

PURPOSE; EFFECTIVE DATE; DEFINITIONS

1.1 Purpose. This Digene Corporation 1997 Stock Option Plan (the “Plan”) is intended to secure for Digene Corporation (the “Company”) and its stockholders the benefits of the incentive inherent in common stock ownership by consultants providing services to the Company and to afford such persons the opportunity to obtain or increase their proprietary interest in the Company on a favorable basis and thereby have an opportunity to share in its success.

1.2 Effective Date. This Plan shall be effective on and after September 9, 1997.

1.3 Definitions. Throughout this Plan, the following terms shall have the meanings indicated:

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Change of Control” shall mean (a) the reorganization, consolidation or merger of the Company or any of its subsidiaries holding or controlling a majority of the assets relating to the business of the Company, with or into any third party (other than a subsidiary); (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended) of shares of voting stock of the Company, the result of which in the case of any transaction described in clauses (a), (b) and (c) above is that immediately after the transaction the stockholders of the Company immediately before the transaction, other than the acquiror, own less than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the surviving or resulting corporation in a transaction specified in clause (a) above, the acquiror in a transaction specified in clause (b) above, or the Company or the acquiror in a transaction specified in clause (c) above.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States, and the rules and regulations promulgated thereunder.

(d) “Committee” shall mean any committee of the Board designated by the Board to administer this Plan.

(e) “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

(f) “Company” shall mean Digene Corporation, a Delaware corporation.

(g) “Consultant” shall mean a person that has entered into an agreement or arrangement (written or otherwise) to provide, or is currently engaged in providing, bona fide services (other than services in connection with the offer or sale of securities in a capital-raising transaction) to or for the benefit of the Company and is not an employee, officer or director of the Company or any of its subsidiaries on the date of grant of the Option; provided, that the Committee shall have sole discretion in the determination of whether a person is a Consultant to the Company for the purposes of this Plan.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” shall mean with respect to the Common Stock on any day, (i) the closing sales price of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price of a share of Common Stock as published in the NASDAQ National Market Issues report in the Eastern Edition of The Wall Street Journal, or (iii) if not so reported, the average of the closing bid and asked prices of a share of Common Stock as reported on the NASDAQ National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Committee in good faith. The market value of an Option granted under the Plan on any day shall be the market value of the underlying Common Stock, determined as aforesaid, less the exercise price of the Option. A “business day” is any day on which the relevant market is open for trading.

(j) “Option” shall mean an option to purchase shares of Common Stock granted by the Committee under this Plan.

(k) “Option Agreement” shall mean the certificate evidencing an Option grant.

(l) “Option Shares” shall mean the shares of Common Stock issuable upon exercise of an Option.

(m) “Plan” shall mean this Digene Corporation 1997 Stock Option Plan, as the same may be amended from time to time.

(n) “Termination of Engagement” shall mean the termination of a Consultant’s consulting engagement with the Company such that from and after such date the Consultant is no longer expected, in the sole discretion of the Committee, to be engaged in providing bona fide services to or for the benefit of the Company; provided, however, that a Termination of Engagement shall not be deemed to have occurred if the Consultant has become an employee, officer or director of the Company in which event a Termination of Engagement shall occur only upon the termination (whether voluntary or involuntary) of all positions with the Company.

ARTICLE II

ADMINISTRATION

2.1 Committee Administration. This Plan and the Options granted hereunder shall be interpreted, construed and administered by the Committee in its sole discretion. A person who has been granted Options under the Plan may appeal to the Committee in writing any decision or action of the Committee with respect to the Plan that adversely affects such person. Upon review of such appeal and in any other case where the Committee has acted with respect to the Plan, the interpretation and construction by the Committee of any provisions of this Plan or of any Option shall be conclusive and binding on all parties.

2.2 Committee Composition. The Committee shall consist of not less than two persons who shall be members of the Board and shall be subject to such terms and conditions as the Board may prescribe. Each Committee member shall be a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Exchange Act. Once designated, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee.

A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Plan and the Company’s bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such additional rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places as it may determine.

2.3 Committee Powers. The Committee shall have authority to grant Options pursuant to an Option Agreement providing for such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms shall include, without limitation, as applicable, the number of shares, the Option price, the medium and time of payment, the term of each grant and any vesting requirements and may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Committee may, in its discretion, at any time on or after the date of grant, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete discretionary authority to prescribe the form of Option Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. All expenses of administering this Plan shall be borne by the Company.

2.4 Limitation on Receipt of Options by Committee Members. No person while a member of the Committee shall be eligible to be granted Options under this Plan, but a member of the Committee may be granted and may exercise options to purchase stock granted under other plans of the Company, and a member of the Committee may exercise Options granted under this Plan prior to his or her becoming a member of the Committee.

2.5 Good Faith Determinations. No member of the Committee or other member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted hereunder.

ARTICLE III

ELIGIBILITY; SHARES SUBJECT TO PLAN

3.1 Eligibility. The Committee shall from time to time determine and designate Consultants to receive Options under this Plan, the number of Options to be granted to each such Consultant, the formula or other basis on which such Options shall be granted to Consultants and any condition or conditions to the exercise of such Options consistent with the terms of this Plan. In making any such grant, the Committee may take into account the nature of services rendered by a Consultant, commissions, fees or other compensation paid by the Company to the Consultant, the capacity of the Consultant to contribute to the success of the Company and other factors that the Committee may consider relevant.

3.2 Shares Subject to this Plan. Subject to the provisions of Section 4.1(e) (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued under this Plan shall not exceed in the aggregate 500,000 shares of Common Stock. Such shares may be authorized and unissued shares or authorized and issued shares that have been reacquired by the Company. If any Options granted under this Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, then the shares not purchased under such Options shall be available again for grant hereunder.

3.3 Changes. In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or subdivision, such automatic substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under this Plan, the maximum number of shares with respect to which Options may be granted to any individual during any year, and the number and exercise price of shares subject to outstanding Options, as the Committee determines shall cause an equitable adjustment under this Plan, in proportion to the effect of such change to the Common Stock generally; provided that the number of shares subject to any Option shall be rounded down to the nearest whole number so that the number of shares subject to any Option shall always be a whole number. In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

ARTICLE IV

STOCK OPTIONS

4.1 Grant; Terms and Conditions. The Committee, in its discretion, may from time to time grant Options to any Consultant eligible to receive Options under this Plan. Each Consultant who is granted an Option shall receive an Option Agreement from the Company in a form specified by the Committee and containing such provisions, consistent with this Plan, as the Committee, in its sole discretion, shall determine at the time the Option is granted.

(a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which it pertains.

(b) Option Price. Each Option Agreement shall state the Option exercise price, which shall be the price determined by the Committee, in its absolute discretion, to be suitable to attain the purposes of this Plan; provided that the exercise price of an Option shall not be lower than the Fair Market Value of the Common Stock as of the date of the grant.

(c) Medium and Time of Payment. Upon the exercise of an Option, the Option exercise price shall be payable in United States dollars, in cash (including by check) or (unless the Committee otherwise prescribes) in shares of Common Stock owned by the optionee, in Options granted to the optionee under the Plan which are then exercisable, or in a combination of cash, Common Stock and Options. If all or any portion of the Option exercise price is paid in Common Stock owned by the optionee, then that Common Stock shall be valued at its Fair Market Value as of the date the Option is exercised. If all or any portion of the Option exercise price is paid in Options granted to the optionee under the Plan, then such Options shall be valued at their Fair Market Value as of the date the Option is exercised. For the purpose of assisting an optionee to exercise an Option, the Company may, in the discretion of the Board, make loans to the optionee or guarantee loans made by third parties to the optionee, in either case on such terms and conditions as the Board may authorize.

(d) Term and Exercise of Options. The term of each Option shall be determined by the Committee at the time the Option is granted; provided that the term of an Option shall in no event be more than ten years from the date of grant. Not less than one hundred shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Option. During the lifetime of an optionee, the Option shall be exercisable only by him or her and shall not be assignable or transferable by him or her and no person shall acquire any rights therein. Following an optionee’s death, the Option may be exercised (to the extent permitted under the Plan) by the person designated by the optionee as a beneficiary in a written notification delivered to the Committee prior to the optionee’s death, or if there is no such written designation, by the executor or administrator of the optionee’s estate or by the person or persons to whom such rights pass by will or by the laws of descent or distribution.

(e) Recapitalization; Reorganization. Subject to any action that may be required on the part of the stockholders of the Company, if the Company is the surviving corporation in any merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer which does not result in a Change of Control, then each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in such transaction.

If the Company is the surviving corporation in any merger, consolidation, sale transfer, acquisition, tender offer or exchange offer which results in a Change of Control, each optionee shall, in such event, have the right immediately prior to such transaction to exercise his or her Option in whole or in part without regard to any installment provision contained in his or her Agreement; provided, however, that the exercisability of any Option shall not be accelerated if, in the opinion of the Board, such acceleration would prevent pooling of interests accounting treatment for the Change of Control transaction and such accounting treatment is desired by the parties to such transaction. Any Option not exercised immediately prior to such transaction shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the transaction.

A merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer in which the Company is not the surviving corporation, other than such a transaction effected for the purpose of changing the Company’s domicile, shall cause each holder of an outstanding Option to have the right immediately prior to such transaction to exercise his or her Option in whole or in part without regard to any installment provision contained in his or her Agreement. Any Option not exercised immediately prior to such transaction shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the transaction.

A dissolution or liquidation of the Company shall cause each outstanding Option to terminate, provided that each holder shall, in such event, have the right immediately prior to such dissolution or liquidation to exercise his or her Option in whole or in part without regard to any installment provision contained in his or her Agreement.

Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option.

In the case of a merger, consolidation, sale, transfer, acquisition, tender offer or exchange offer effected for the purpose of changing the Company’s domicile, each outstanding Option shall continue in effect in accordance with its terms and shall apply or relate to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied or related immediately prior to such transaction, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration.

In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

The foregoing adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive.

Except as expressly provided in this subsection, the holder of an Option shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) any stock dividend, (iii) any other increase or decrease in the number of shares of stock of any class, (iv) any dissolution, liquidation, merger or consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation or (v) any issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class. Moreover, except as expressly provided in this subsection, the occurrence of one or more of such events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

(f) Rights as a Stockholder. Subject to Section 5.9 of this Plan regarding uncertificated shares, an optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him or her for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in subsection 4.1(e).

(g) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Committee may, on or after the date of grant, modify, extend or renew outstanding Options granted under this Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). No modification of an Option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

(h) Exercisability and Term of Options. Unless earlier terminated, Options granted pursuant to this Plan shall be exercisable at any time on or after the dates of exercisability and before the expiration date set forth in the

Option Agreement. Notwithstanding the foregoing, unless otherwise determined by the Committee on or after the date of grant, an Option shall terminate and may not be exercised after the date of a Termination of Engagement, except that: (1) unless the Committee shall determine that the Consultant’s engagement was terminated for conduct that in the judgment of the Committee involves dishonesty or action by the Consultant that is detrimental to the best interest of the Company, the Consultant may at any time within three months after Termination of Engagement exercise his or her Option but only to the extent the Option was exercisable on the date of Termination of Engagement; (2) if such Consultant’s engagement terminates on account of total and permanent disability, then the Consultant may at any time within one year after Termination of Engagement exercise the Option but only to the extent that the Option was exercisable on the date of Termination of Engagement; and (3) if such Consultant dies while engaged as a consultant to the Company, or within the three or twelve month period following Termination of Engagement as described in clause (1) or (2) above, then his or her Option may be exercised at any time within twelve months following his or her death by the person specified in Section 4.1(d), but only to the extent that such Option was exercisable by him or her on the date of Termination of Engagement. The Committee may, in its discretion, provide in any Option Agreement or determine at any time after the date of grant that the exercisability of an Option will be accelerated, in whole or in part, in the event of a Consultant’s death or disability. The Committee may, in its discretion, extend the post-termination exercise periods set forth in this subsection, but not beyond the expiration date of the Option. Notwithstanding anything to the contrary in this subsection, an Option may not be exercised by anyone after the expiration of its term.

4.2 Other Terms and Conditions. Through the Option Agreements authorized under this Plan, the Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

4.3 Inclusion of Prior Grants. From and after the Effective Date of this Plan, the grants of rights to purchase shares of Common Stock listed below shall, for the purposes of this Plan, be deemed to be Options granted under the terms of, and in accordance with, this Plan, such Options shall be governed by the terms of this Plan, and the terms of such Options shall include the terms and provisions of this Plan, the terms and conditions theretofore adopted by the Committee in connection with the grant of such Options and the terms and conditions set forth in the Option Agreements relating to such Options:

Name of Consultant	Date of Grant	Number of Shares Subject to Options
Robert McG. Lilley	4/18/97	125,000
Gerson Dores	7/18/97	25,000
Mark Van Asten	7/18/97	25,000
Greg Brown	7/18/97	25,000

ARTICLE V

MISCELLANEOUS

5.1 Withholding Taxes. A Consultant granted Options under this Plan shall be conclusively deemed to have authorized the Company to withhold from the commissions, fees or other compensation of such Consultant funds in amounts or property (including Common Stock or Options) in value equal to any federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Consultant and attributable to the Options or Option Shares as, when and to the extent, if any, required by law; provided, however, that, in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Consultant (or other person exercising such Option) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company.

5.2 Amendment, Suspension, Discontinuance or Termination of Plan. The Board or Committee may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement or any change in applicable law) or for any other purpose permitted by law, or amend any Option previously granted, prospectively or retroactively (subject to Article III); provided, however, that, (i) unless otherwise required by law, the rights of a Consultant with respect to Options granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Consultant; (ii) except as otherwise provided in Section 4.1(d) hereof, the Committee or the Board shall not reduce the exercise price of Options previously awarded to any Consultant, whether through amendment, cancellation and replacement grant, or any other means, without prior stockholder approval; and (iii) the Company will seek the approval of the Company’s stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable laws or regulations, including the Marketplace Rules of the National Association of Securities Dealers, Inc. Unless sooner terminated by the Committee, this Plan will terminate on September 9, 2007.

5.3 Governing Law. This Plan shall be governed by, and construed in accordance with, the laws of the State of Maryland (without giving effect to principles of conflict of laws).

5.4 Designation. This Plan may be referred to in other documents and instruments as the “Digene Corporation 1997 Stock Option Plan.”

5.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any investigation, action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in or dismissal or other discontinuance of any such investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such investigation, action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that, within 60 days after institution of any such investigation, action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

5.6 Reservation of Shares. The Company shall at all times during the term of this Plan, and so long as any Option shall be outstanding, reserve and keep available (and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue) such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain from any regulatory body of appropriate jurisdiction authority considered by the Company to be necessary or desirable to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Common Stock as to which such requisite authority shall not have been obtained.

5.7 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

5.8 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the holder to exercise or otherwise realize the value of that Option.

5.9 Uncertificated Shares. A Consultant who exercises an Option to acquire Common Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A “book entry” (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock to a Consultant where no certificate is issued in the name of the Consultant. Such Company records, absent manifest error, shall be binding on Consultants. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 5.9, the date of the book entry shall be the relevant date for such purposes.

5.10 Forfeiture for Competition. If a participant in this Plan provides services to a competitor of the Company or any of its subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the participant while a Consultant, then that participant’s rights to any Options hereunder shall automatically be forfeited, subject to a determination to the contrary by the Committee.

5.11 Successors. This Plan shall be binding upon any and all successors of the Company.

5.12 Engagement Rights. Nothing in this Plan or in any Option Agreement shall confer on any Consultant any right to continue as a Consultant of the Company or any of its subsidiaries or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate such person’s engagement at any time.

5.13 Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to grant options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

5.14 Tax Treatment and Characterization. The Options granted hereunder shall not be considered incentive stock options that qualify under Code Section 422.

5.15 Legend. The Committee may require each person exercising an Option to represent to and agree with the Company in writing that he or she is acquiring the Option Shares without a view to distribution thereof. In addition to any legend required by this Plan, the stock certificates representing such Option Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for Option Shares shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5.16 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded plan for incentive compensation. With respect to any payment not yet made to a participant in this Plan by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

5.17 Listing and Other Conditions.

(a) If the Common Stock is listed on a national securities exchange, the issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on such exchange. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

(c) Upon termination of any period of suspension under this Section 5.17, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

5.18 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

5.19 Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

5.20 Headings. Article and section headings contained in the Plan are included for convenience only and are not to be used in construing or interpreting the Plan.